As filed with the Securities and Exchange Commission on December 21, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ESPERION THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	26-1870780
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Esperion Therapeutics, Inc.

3891 Ranchero Drive, Suite 150

Ann Arbor, MI 48108

(Address of Principal Executive Offices)

Amended and Restated Esperion Therapeutics, Inc. 2013 Stock Option and Incentive Plan

(Full Title of the Plans)

Tim M. Mayleben

President and Chief Executive Officer

Esperion Therapeutics, Inc.

3891 Ranchero Drive, Suite 150

Ann Arbor, MI 48108

(Name and Address of Agent For Service)

(734) 887-3903

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Mitchell S. Bloom, Esq.

Arthur R. McGivern, Esq.

James Xu, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	670,621 shares	(3)	$47.72	$32,002,035	$3,879

(1)              Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the Registrant’s Amended and Restated 2013 Stock Option and Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)              Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on the average of the high and low sale prices of the Registrant’s common stock, as quoted on the Nasdaq Global Market, on December 17, 2018.

(3)              Represents an automatic increase to the number of shares available for issuance under the Plan, effective January 1, 2019. Shares available for issuance under the Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on February 20, 2018 (Registration No. 333-223105), February 22, 2017 (Registration No. 333-216169), December 22, 2015 (Registration No. 333-208702), August 6, 2015 (Registration No. 333-206180), January 6, 2015 (Registration No. 333-201378), March 13, 2014 (Registration No. 333-194536), and July 1, 2013 (Registration No. 333-189738).

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional shares of Common Stock under the Registrant’s Amended and Restated 2013 Stock Option and Incentive Plan (the “Plan”). The number of shares of Common Stock reserved and available for issuance under the Plan is subject to an automatic annual increase on each January 1, beginning in 2016, by an amount equal to two and a half percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Common Stock as determined by the Administrator (as defined in the Plan). Accordingly, on January 1, 2019, the number of shares of Common Stock reserved and available for issuance under the Plan shall increase by 670,621. This Registration Statement registers these additional 670,621 shares of Common Stock. The additional shares are of the same class as other securities relating to the Plan for which the Registrant’s registration statement filed on Form S-8 (Registration No. 333-189738) on July 1, 2013, is effective. The information contained in the Registrant’s registration statement on Form S-8 (Registration No. 333-189738) is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                                 Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595)) filed on June 12, 2013.

4.2

Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595)) filed on June 12, 2013.

4.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595)) filed on June 7, 2013.

4.4

Form of Warrant to Purchase Preferred Stock dated September 4, 2012 (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595)) filed on May 14, 2013.

4.5

Investor Rights Agreement by and between the Registrant and certain of its stockholders dated April 28, 2008 (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595)) filed on May 14, 2013.

4.6

Amendment No. 1 to Investor Rights Agreement by and between the Registrant and certain of its stockholders dated April 11, 2013 (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595)) filed on May 14, 2013.

4.7

Registration Rights and Securityholder Agreement by and between the Registrant and Pfizer Inc. dated April 28, 2008 (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595)) filed on May 14, 2013.

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1

Amended and Restated 2013 Stock Option and Incentive Plan and forms of agreements thereunder (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, filed on November 3, 2016).

*                                                                    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on the 21st day of December, 2018.

ESPERION THERAPEUTICS, INC.

By:	/s/ Tim M. Mayleben
Tim M. Mayleben
President, Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Esperion Therapeutics, Inc., hereby severally constitute and appoint Tim M. Mayleben and Richard B. Bartram, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Tim M. Mayleben
Tim M. Mayleben	President, Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2018

/s/ Richard B. Bartram	Chief Financial Officer	December 21, 2018
Richard B. Bartram	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jeffrey Berkowitz, J.D.	Director	December 21, 2018
Jeffrey Berkowitz, J.D.

/s/ Scott Braunstein, M.D.	Director	December 21, 2018
Scott Braunstein, M.D.

/s/ Dov A. Goldstein, M.D.	Director	December 21, 2018
Dov A. Goldstein, M.D.

/s/ Antonio M. Gotto, M.D., D.Phil	Director	December 21, 2018
Antonio M. Gotto, M.D., D.Phil

/s/ Daniel Janney	Director	December 21, 2018
Daniel Janney

/s/ Mark E. McGovern, M.D.	Director	December 21, 2018
Mark E. McGovern, M.D.

/s/ Roger S. Newton, Ph.D., FAHA, FACN	Director	December 21, 2018
Roger S. Newton, Ph.D., FAHA, FACN

/s/ Jay Shepard	Director	December 21, 2018
Jay Shepard

/s/ Nicole Vitullo	Director	December 21, 2018
Nicole Vitullo